Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10105 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

July 29, 2022

iSpecimen Inc.

450 Bedford Street

Lexington, MA 02420

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to iSpecimen Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company for resale by the selling stockholders listed in the prospectus included as a part of the Registration Statement (the “Selling Stockholders”) of 2,598,473 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) as described further in the prospectus constituting part of the Registration Statement (the “Prospectus”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s fourth amended certificate of incorporation (the “Certificate of Incorporation”), (iv) the Company’s second amended and restated bylaws, as amended (the “Bylaws”), (v) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on. Where factual matters relevant to such opinions were not independently established, we have relied upon certificates and representations of executive officers and responsible employees and agents of the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.

We are members only of the bar of the State of New York and do not express any opinion as to matters arising under the laws of any jurisdiction other than the United States federal securities laws and the Delaware General Corporation Law (the “DGCL”). We are not members of the Bar of the State of Delaware and have not obtained any opinions of local counsel. Insofar as the opinions expressed herein relate to matters of the United States federal securities laws or regulations or matters of the DGCL, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

Based upon and subject to the foregoing, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly and validly issued, fully paid and non-assessable.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP

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